Exhibit 10.39

AMENDMENT NO. 4 TO LEASE

THIS AGREEMENT made this 13th day of October, 2009, by and between EWE WAREHOUSE INVESTMENTS V, LTD., as Lessor and MERRIMACK SERVICES CORPORATION dba PC CONNECTON SERVICES, as Lessee located at 2841-2931 Old State Route 73, Wilmington, Ohio 45177.

W I T N E S S E T H:

WHEREAS, Lessor and Lessee entered into a Lease dated May 13, 1993, as amended June 19, 2001, April 24, 2003 and November 11, 2006, and

WHEREAS, the Lessor and Lessee desire to amend the Lease of approximately 102,400 square feet to extend the term, revise rent, revise Common Area, delete Right to Terminate, and delete Option to Renew.

NOW THEREFORE, the Lease is amended as follows.

1. Article 1. TERM. shall be revised as follows.

Effective December 1, 2009, the term of this Lease shall be extended for an additional one (1) year, for a total term of seventeen (17) years, two (2) months, commencing October 1, 1993 and ending November 30, 2010, both dates inclusive.

2. Lessee warrants that Lessee has accepted and is now in possession of the Leased Premises and that the Lease is valid and presently in full force and effect. Lessee accepts the Premises in its present “as is” condition.

3. Article 3. RENT. shall be revised as follows.

Section 1. For the one (1) year period commencing December 1, 2009 and ending November 30, 2010, the Lessee shall pay to the Lessor as Annual Rent for the Leased Premises the sum of FOUR HUNDRED THIRTY-FIVE THOUSAND TWO HUNDRED AND 04/100 DOLLARS ($435,200.04) which shall be paid in equal monthly installments of THIRTY-SIX THOUSAND TWO HUNDRED SIXTY-SIX AND 67/100 DOLLARS ($36,266.67), due and payable on the first day of each month, in advance, without demand.

Checks should be made payable to EWE Warehouse Investments V, Ltd. and sent c/o Easton & Associates, 10165 N.W. 19th Street, Miami, Florida 33172. Said rent shall be paid to the Lessor, or to the duly authorized agent of the Lessor, at its office during business hours. If the commencement date of this Lease is other than the first day of the month, any rental adjustment or additional rents hereinafter provided for shall be prorated accordingly. The Lessee will pay the rent as herein provided, without deduction whatsoever, and without any obligation of the Lessor to make demand for it. Any installment of rent accruing hereunder and any other sum payable hereunder, if not paid when due, shall bear interest at the rate of eighteen percent (18%) per annum until paid.

Section 2. The Lessee shall reimburse the Lessor for the costs of water, gas, and electricity (including electricity costs for exterior lighting) and all other utilities and heating and air conditioning maintenance in the event that such services are furnished by Lessor and not separately metered to the Lessee. Said reimbursement shall be additional rent due on the first day of the calendar month next following rendition of a bill therefor. If any services are separately metered, the cost shall be paid directly by the Lessee to the utility service. The heating and other utilities, except water, not separately metered will be prorated on the basis of the square footage serviced by a given meter and/or tank and paid to Lessor as billed. The total costs of water shall be paid by the Lessees currently in occupancy and the costs thereof shall be prorated on the basis of square footage occupied by each Lessee. LESSEE SHALL PAY FOR ELECTRICITY DIRECTLY TO THE UTILITY SERVICE; WATER AND GAS SHALL BE PRORATED AS DESCRIBED ABOVE. A 10% handling fee for these billable services will be charged by the Lessor.

Section 3. (Real Estate Taxes) as previously written in original Lease, shall be deleted in its entirety. Lessor shall be fully responsible for payment of any real estate taxes due during the extended term of this Lease.

4. Article 4. COMMON AREA. shall be revised as follows.

For the purpose of this Lease, common area shall be defined as all of the property described herein that is not actually occupied by the building. The Lessee shall have the use in common with other Lessees to the parking areas and driveways for ingress and egress to the Leased Premises. PARKING IS FOR THE EXCLUSIVE US OF THE LESSEE OCCUPYING THE BUILDING. The Lessee shall have no right to use the common area for storage purposes and trash shall be stored only in approved containers in the common area. The Lessor shall maintain the common area and keep the same in good order and repair including lighting and landscaping. The cost of exterior lighting and ice and snow removal will be the sole cost and responsibility of the Lessor. No additional cost shall be passed on to the Lessee.

5. The RIGHT TO TERMINATE. as stated in Item No. 4. of Amendment No. 3 has expired and shall be deleted in its entirety.

6. The OPTION TO RENEW. as stated in Item No. 5. of Amendment No. 3 has expired and shall be deleted in its entirety.

7. Except as expressly amended herein, all other terms and conditions of the Lease remain in full force and effect.

IN WITNESS WHEREOF, the Lessor and Lessee have affixed their signatures to duplicates of this Amendment, this 13th day of October, 2009, as to Lessee and this 15th day of October, 2009, as to Lessor.

[SIGNATURES ON NEXT PAGE…]

Signed and acknowledged	Lessor:	EWE WAREHOUSE INVESTMENTS V, LTD.
in the presence of:	By:	MV Realty, Inc.
	Its:	Managing Agent

/s/ KELLI L. WILSON	By:	/s/ ROBERT A. GALLINIS
Kelli L. Wilson		Robert A. Gallinis
Print Name		President

/s/ CHARLES A. MCCOSH
Charles A. McCosh
Print Name

	LESSEE:	MERRIMACK SERVICES CORPORATION
dba PC CONNECTION SERVICES

/s/ LINDA JACKSON	By:	/s/ ROBERT PRATT 10/13/09
Linda Jackson		Robert Pratt
Print Name	Title:	Vice President of Facilities and Site Services

/s/ MAUREEN MOORE

Maureen Moore
Print Name

[NOTARY ON NEXT PAGE…]

STATE OF OHIO, COUNTY OF MONTGOMERY, SS:

The foregoing instrument was acknowledged before me this 15th day of October, 2009, by Robert A. Gallinis, President of MV Realty, Inc., Managing Agent of EWE WAREHOUSE INVESTMENTS V, LTD., on behalf of said company.

/s/ TERESA B. LYON
Notary Public

STATE OF New Hampshire, COUNTY OF Hillsborough, SS:

The foregoing instrument was acknowledged before me this _13th day of October, 2009, by Robert Pratt, the Vice President of Facilities and Site Services of MERRIMACK SERVICES CORPORATION dba PC CONNECTION SERVICES, a corporation on behalf of said corporation.

/s/ MICHELLE L. GAUTHIER
NOTARY PUBLIC